     EXHIBIT 99.1
FOR IMMEDIATE RELEASE                    JULY 25, 2000

                         Contacts:
Investor Relations                       Media Relations
Diana Matley                             Kevin Brett
408-433-4365                             408-433-7150
diana@lsil.com                           kbrett@lsil.com
--------------                           ---------------

CC00-38


LSI Logic Reports Second Quarter Financial Results

                       -- Second Quarter 2000 Highlights

The LSI Logic 2000 second quarter news release follows this summary:

o  Record Q2 bookings.

o  Record Q2 revenues of $644 million.

o  Tenth quarter of sequential revenue growth.

o  Per share EBG* was 29 cents; First Call consensus estimate, 29 cents.

o Q2 EBG net income of $98 million more than triple the Q2 1999 EBG net income of $31 million.

o  Cash and short-term investments grew by $75 million to $943 million.


* Earnings before goodwill amortization and special items.

Record Bookings and Communications Focus Point to Strong
 LSI Logic Business Performance in Second Half of 2000


Milpitas, California - LSI Logic Corporation (NYSE:LSI) today reported record 2000 second quarter revenues of $644 million, a 29 percent increase over the $501 million posted in the second quarter of 1999.

Net income before amortization of goodwill and other special items was $98 million or 29 cents a diluted share, compared to the $31 million or 10 cents a diluted share in the second quarter of 1999. The second quarter diluted share figures have been adjusted to reflect last February's two-for-one common stock split.

The improvement in profits stems from higher revenues and gross margin expansion. The company's gross margin improved to 42.9 percent in the second quarter of 2000 compared to 37.2 percent in the second quarter of 1999. Cash and short-term investments grew by $75 million to $943 million.

"With communications chip sales leading the way, LSI Logic is poised for accelerated growth in the second half of the year," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "Based upon our bookings momentum and the global demand for our communications solutions, we now expect communications products to reach 50 percent of the company's revenues by the end of the third quarter." The company had earlier projected that communications products would grow to 50 percent of revenues by the end of the year.

LSI Logic Communications Overview

"LSI Logic's communications chip business is ahead of plan and is now projected to grow 65 percent this year, coming from a broad array of products and markets including networking, broadband, wireless and set-top boxes" said John Daane, LSI Logic executive vice president of the Communications Products Group. "Our balanced strategy of internal product development and targeted acquisitions strengthens our competitive position in rapidly expanding communications markets."

Daane noted that each of LSI Logic's communications businesses including networking, broadband and wireless recorded record revenues and bookings in the second quarter.

"From wireless to networking to broadband, LSI Logic continues to add new technologies and products for the Internet revolution, which should continue to propel LSI Logic's communications growth and market share gains," said Daane.

     Business and Technology Announcements

o LSI Logic announced the $420 million acquisition of DataPath Systems, Inc., a communications chip company with a full pipeline of standard product offerings in the fastest growing areas of the broadband communications market: ADSL (Asymmetric Digital Subscriber Line), cable modems and high-performance transceivers. The transaction was completed July 14.
http://www.lsilogic.com/news/nwsreleases/pr0253.html

o Alcatel licensed to LSI Logic its key discrete multitone technology (DMT) for integration in ADSL system-on-a-chip designs. The agreement allows LSI Logic to provide the industry's most widely deployed DSL solution to its customers and offer compatibility with the overwhelming majority of central office equipment. http://www.lsilogic.com/news/nwsreleases/pr0242.html

o LSI Logic announced the availability of the first single-chip Code Division Multiple Access (CDMA) IS-95 baseband processor (CBP3.0). LSI Logic's CDMA baseband processor is targeted for use in IS 95B-compliant wireless devices such as handsets for the cellular and PCS bands.
http://www.lsilogic.com/news/nwsreleases/pr0226.html

o LSI Logic announced its new family of SureConnex(TM) communications interfaces designed to address the rising demand for reliable, high-bandwidth connections to the Internet. The company also announced its SpeedBlazerTM standard product family for multi-gigabit per second interfaces for networking, Internet computing and web-based storage applications.
http://lsilogic.com/news/nwsreleases/pr0228.html

o LSI Logic announced the availability of a family of eight-port physical layer (OctalPHY) 10/100 megabit per second Ethernet transceivers. These devices serve as media interfaces for 100BaseTX and 100BaseFX switching hubs, routers, edge devices and other high-port density applications that bring together voice and data on the Internet over local area networks (LAN). http://www.lsilogic.com/news/nwsreleases/pr0234.html

o LSI Logic announced the development of new network processing ASICs, designed by Alteon Websystems (Nasdaq: ATON) that form the heart of Alteon's 700 series Web switching platform. LSI Logic's ASIC technology enables Alteon 700 Web switching systems to deliver breakthrough integration and session switching performance. http://www.lsilogic.com/news/nwsreleases/pr0236.html

o LSI Logic announced the provision of high-performance I/O chips for Compaq Computer Corporation's (NYSE:CPQ) ProLiant 8000 and 8500 servers. Compaq is incorporating LSI Logics I/O technology as part of its ProFusion architecture, the first industry-standard architecture to address eight-way processing. http://www.lsilogic.com/news/nwsreleases/pr0233.html

o LSI Logic announced a high-speed serial bus (1394) CoreWare(R) product line for multimedia applications, consisting of a node controller and a physical layer (PHY) core. The 1394 core enables digital interconnections of home networking multimedia devices.
http://www.lsilogic.com/news/nwsreleases/pr0229.html

Safe Harbor for Forward Looking Statements: Statements made in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, particularly for applications where rapid growth is anticipated, and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity and the realization of benefits from the company's strategic relationships and investments. The extent to which the company's plans for future cost reductions are realized may also impact its future performance. The company operates in an industry sector where securities/ values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.

LSI Logic Corporation (NYSE:LSI) is a leading supplier of communications chips for broadband, data networking, wireless and set-top box applications. In addition, the company provides chips and boards for network computing and supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, http://www.lsilogic.com.

                                     # # #

Editor's Notes:

1. The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

2. All other brand or product names may be trademarks or registered trademarks of their respective companies.